UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2012

Commission File Number: 00025940

Glowpoint, Inc.
(Exact name of registrant as specified in its charter)
Delaware	770312442
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

430 Mountain Avenue, Suite 301, Murray Hill, New Jersey 07974
(Address of principal executive offices)

973-855-3411
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 12, 2012, Glowpoint, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, GPAV Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Affinity VideoNet, Inc., a Delaware corporation (“Affinity”), whereby Merger Sub will merge with and into Affinity (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement, at which point Affinity will become a wholly-owned subsidiary of the Company. Under the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger, the Company will acquire Affinity for $7,750,000 in cash, a $2,750,000 note and 2,650,000 shares of common stock of the Company.

The consummation of the Merger is subject to various conditions, including, but not limited to, (i) the accuracy of the representations and warranties with respect to certain matters, and (ii) the consummation of certain debt financing relating to the transaction. The Merger Agreement also contains customary representations, warranties and indemnification provisions.

The Merger Agreement also contains a “no solicitation” provision pursuant to which Affinity and its representatives are not permitted to directly or indirectly, (a) solicit, initiate or knowingly encourage (including by way of furnishing or disclosing information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Affinity, any of its equity interests or any material portion of its assets or the issuance of any of its equity interests (each an “Alternative Transaction”), (b) negotiate, explore or otherwise participate or engage in discussions with any person or entity (other than the Company), or enter into any agreement, indication of interest, letter of intent or term sheet, in each case, with respect to or relating to any Alternative Transaction or (c) enter into any agreement, indication of interest, letter of intent or term sheet with any person or entity requiring it to abandon, terminate, frustrate or fail to consummate the Merger.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities
The disclosure in Item 1.01 is incorporated herein by reference thereto. The Aggregate Merger Consideration (as defined in the Merger Agreement) will include, among other things, the issuance of 2,650,000 shares of common stock of the Company (the “Registrant Shares”), which number of Registrant Shares may be reduced as set forth in the Merger Agreement. Such Registrant Shares will not be registered under the Securities Act of 1933 (the “Securities Act”) at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company intends to rely on the exemption from federal registration under Section 4(2) of the Securities Act.

Item 8.01 Other Events
On August 13, 2012, the Company issued a press release with respect to entering into the Merger Agreement, as described under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d)

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated August 12, 2012
99.1	Press Release dated August 13, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2012	GLOWPOINT, INC. /s/ Tolga Sakman
Tolga Sakman Chief Financial Officer